Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

1847 Holdings LLC

As independent registered public accountants, we hereby consent to the use of our report dated April 15, 2021, with respect to the consolidated financial statements of 1847 Holdings LLC in its registration statement on Form S-1. We also consent to the reference of our firm under the caption “experts” in the registration statement.

Salt Lake City, UT

September 17, 2021